EXHIBIT 23(a)



                  CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Registration Statement of OMI Corp. on Form S-8 relating to the 1990 Equity Incentive Plan of our report dated March 1, 1993 (October 21, 1993 as to Note 15) appearing in the Annual Report on Form 10-K/A of OMI Corp. for the year ended December 31, 1992.



Deloitte & Touche



New York, New York
February 25, 1994